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                                                                      Exhibit 23

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements File No. 333-60141 and File No. 333-86865.


ARTHUR ANDERSEN LLP

Las Vegas, Nevada
March 27, 2000